POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Pruco Life Insurance Company of New Jersey ("Pruco Life of New Jersey"), constitutes and appoints William J. Evers and Christopher J. Madin, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Pruco Life of New Jersey filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of September 2023.

/s/ Elizabeth K. Dietrich Elizabeth K. Dietrich Director, Vice President, Chief Accounting Officer, and Chief Financial Officer

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of August 2023.

/s/ Alan M. Finkelstein Alan M. Finkelstein Director and Treasure

/s/ Scott E. Gaul Scott E. Gaul Director, Vice President

IN WITNESS WHEREOF, I have hereunto set my hand this 8thth day of February 2022.

/s/ Markus Coombs Markus Coombs Director and Vice President

/s/ Salene Hitchcock-Gear Salene Hitchcock-Gear Director

/s/ Dylan J. Tyson Dylan J. Tyson Director, President, and Chief Executive Officer

Schedule A

The Pruco Life of New Jersey Variable Appreciable Account [Reg. No. 811-03974] and flexible premium variable life insurance contracts [Reg. No. 002-89780, Reg. No. 333-94115, Reg. No. 333-49334, Reg. No. 033-57186, Reg. No. 333-85117, Reg. No. 333-100058, Reg. No. 333-117796, Reg. No. 333-112809, Reg. No. 333-158637, Reg. No. 333-205093, Reg. No. 333-215543, Reg. No. 333-225954, Reg. No. 333-237296, Reg. No. 333-229277, and Reg. No. 333-252986], to the extent they represent participating interests in said Account;

The Pruco Life of New Jersey Variable Insurance Account [Reg. No. 811-03646] and scheduled premium variable life insurance contracts [Reg. No. 002-81243 and Reg. No. 333-253930], to the extent they represent participating interests in said Account;

The Pruco Life of New Jersey Variable Contract Real Property Account [Reg. No. 333-223076] and individual variable life insurance contracts, to the extent they represent participating interests in said Account.